UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO           64111

(Address of Principal Executive Offices)       (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.02	Termination of Material Definitive Agreement

In connection with the resignation referred to in Item 5.02 of this current report on Form 8-K, the Employment Agreement between HRB Management, Inc. and Jeffery W. Yabuki dated September 7, 1999 will be terminated effective November 30, 2005.

Item 5.02	Departure of Directors or Principal Officers

On November 3, 2005, Jeffery W. Yabuki resigned as Executive Vice President and Chief Operating Officer of the Company, effective November 30, 2005. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release Issued November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 7, 2005	By: /s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release issued November 7, 2005.